Exhibit 99.1

Millennium India Acquisition Company Inc.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Millennium India Acquisition Company Inc.

We have audited the accompanying balance sheet of Millennium India Acquisition Company Inc. as of July 25, 2006, and the related statements of operations, stockholders’ equity and cash flows for the period from inception (March 15, 2006) to July 25, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millennium India Acquisition Company Inc. as of July 25, 2006, and its results of operations and cash flows for the period from inception (March 15, 2006) to July 25, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ J.H. Cohn LLP

Jericho, New York

July 25, 2006

Millennium India Acquisition Company Inc.

Balance Sheet

July 25, 2006

ASSETS

Current Assets:
Cash and cash equivalents	$52,571
Cash and cash equivalents held in Trust Fund (Note 1)	56,662,500

Total assets	$56,715,071

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Deferred underwriting fees (Note 6)	$1,557,500
Accrued expenses	30,608

Total current liabilities	1,588,108

Common stock, subject to possible conversion to cash (1,449,275 shares at conversion value)	11,326,834

Value of private placement warrants, subject to possible rescission (Note 8)	2,250,000

Commitments (Note 6)

Stockholders’ Equity (Notes 2, 8):
Preferred stock, par value $.0001 per share, 5,000 shares authorized, 0 shares issued	—
Common stock, par value $.0001 per share, 45,000,000 shares authorized, 7,613,225 shares issued and outstanding	761
Additional paid-in-capital	44,327,435
Accumulated deficit	(2,778,067)

Total stockholders’ equity	41,550,129

Total liabilities and stockholders’ equity	$56,715,071

See Notes to Financial Statements

Millennium India Acquisition Company Inc.

Statement of Operations

From inception (March 15, 2006) to July 25, 2006

Revenue:
Interest income	$6,599
Operating expenses:
Formation and operating costs	84,117
Charge related to sale of common stock to initial stockholders at less than fair value (Note 7)	2,700,549

Loss before provision for income taxes	(2,778,067)

Provision for income taxes (Note 5)	—

Net loss for the period	$(2,778,067)

Weighted average number of shares outstanding, basic and diluted	2,036,256

Net loss per share, basic and diluted	$(1.36)

See Notes to Financial Statements

Millennium India Acquisition Company Inc.

Statement of Stockholders’ Equity

From inception (March 15, 2006) to July 25, 2006

	Common Stock		Additional Paid-In Capital	Treasury Stock	Deficit accumulated in the development stage	Total
	Shares	Amount
Balance, March 15, 2006 (inception)	—	$—	$—	$—	$—	$—
Issuance of Common Stock to initial stockholders	1,753,496	175	24,825	—	—	25,000
Issuance of Common Stock to initial stockholders for $.01 per share recorded at fair value	371,504	37	2,704,512	—	—	2,704,549
						—
Rescission of issuance of common stock to initial stockholders	—	—	2,700,549	(2,704,549)	—	(4,000)
Cancellation of Common Stock to initial stockholders	(371,504)	(37)	(2,704,512)	2,704,549	—	—
Issuance of 0.211865 to 1 common stock dividend	371,504	37	(37)	—	—	—
Contribution of 312,500 shares of Common Stock by initial stockholders	—	—	2,275,000	(2,275,000)	—	—
Cancellation of Common Stock from initial stockholders	(312,500)	(31)	(2,274,969)	2,275,000		—
Proceeds from sale of underwriters’ purchase option	—	—	100	—	—	100
Sale of 7,250,000 units through public offering net of underwriter’s discount and offering expenses and net of proceeds of $11,326,834 allocable to 1,449,275 shares of common stock, subject to possible conversion to cash	5,800,725	580	41,601,967	—	—	41,602,547
Net loss for the period	—	—	—	—	(2,778,067)	(2,778,067)

Balance, July 25, 2006	7,613,225	$761	$44,327,435	$—	$(2,778,067)	$41,550,129

See Notes to Financial Statements

Millennium India Acquisition Company Inc.

Statement of Cash Flows

From inception (March 15, 2006) to July 25, 2006

OPERATING ACTIVITIES

Net loss for the period	$(2,778,067)
Adjustment to reconcile net loss to net cash used in operating activities:
Charge related to sale of common stock to initial stockholders at less than fair value	2,700,549
Change in operating asset and liability:
Accrued expenses	30,608

Net cash used in operating activities	(46,910)

INVESTING ACTIVITIES
Cash contributed to Trust Fund	(56,662,500)

Net cash used in investing activities	(56,662,500)

FINANCING ACTIVITIES
Proceeds from issuance of common stock to initial stockholders	25,000
Proceeds from issuance of common stock to initial stockholders	4,000
Rescission of issuance of common stock to initial stockholders	(4,000)
Proceeds from notes payable to initial stockholders	144,000
Payment of notes payable to initial stockholders	(144,000)
Proceeds from issuance of warrants subject to possible rescission	2,250,000
Proceeds from sale of underwriter’s purchase option	100
Portion of net proceeds from sale of units through public offering allocable to shares of common stock, subject to possible conversion	11,326,834
Net proceeds from sale of units through public offering allocable to:
Stockholders’ equity	41,602,547
Deferred underwriting fees	1,557,500

Net cash provided by financing activities	56,761,981

Net increase in cash and cash equivalents	52,571
Cash and Cash Equivalents
Beginning of period	—

End of period	$52,571

Supplemental disclosure of non-cash activity:
Fair value of underwriter purchase option included in offering costs	$1,535,000

See Notes to Financial Statements

Millennium India Acquisition Company Inc.

Notes to Financial Statements

NOTE 1—DISCUSSION OF THE COMPANY’S ACTIVITIES

Organization and activities—Millennium India Acquisition Company Inc. (the “Company”) was incorporated in Delaware on March 15, 2006 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar transaction with a currently unidentified operating business or businesses that have operations primarily in India (a “Target Business”). All activity from inception (March 15, 2006) through July 25, 2006 was related to the Company’s formation and capital raising activities. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective on July 19, 2006. The Company consummated the Offering on July 25, 2006 of 7,250,000 Units for gross proceeds of approximately $58 million or $8.00 per Unit. All of the net proceeds of the Offering are intended to be applied toward consummating a merger, capital stock exchange, asset acquisition or other similar business combination with a Target Business (a “Business Combination”). Pending such a Business Combination, substantially all of the proceeds from the Offering will be held in trust. The Company’s management has broad authority with respect to the application of the interest earned on the monies held in the trust from the net proceeds of the Offering (Note 2). There is no assurance that the Company will be able to successfully effect a Business Combination.

Management has agreed that approximately $7.82 per Unit sold in the Offering will be held in a trust account (“Trust Account”) and invested in permitted United States government securities, of which, $0.21 per Unit will be paid to the underwriter upon the consummation of a Business Combination. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Up to $1,975,000 in interest earned on the monies held in the Trust Account may be used to pay for due diligence of prospective Target Businesses, legal and accounting fees relating to SEC reporting obligations and working capital to cover miscellaneous expenses, director and officer insurance and reserves.

The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the common stockholders of the Company. Stockholders that vote against such proposed Business Combination are, under certain conditions described below, entitled to convert their shares into a pro-rata distribution from the Trust Account (the “Conversion Right”). The actual per-share conversion price will be equal to the amount in the Trust Fund (inclusive of any interest thereon, and net of income taxes) as of two business days prior to the proposed Business Combination, divided by the number of Units sold in the Offering, or approximately $7.82 per share based on the value of the Trust Fund as of July 25, 2006. As a result of the Conversion Right, $11,326,834 has been classified in Common Stock, subject to possible conversion to cash on the accompanying balance sheet as of July 25, 2006. As of July 25, 2006, the Company’s stockholders prior to the Offering (“Initial Stockholders”), have agreed to vote their 1,812,500 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. In the event that holders of a majority of the outstanding shares of common stock vote for the approval of the Business Combination and that holders owning 20% or more of the outstanding common stock do not exercise their Conversion Rights, the Business Combination may then be consummated.

If the Company does not execute a letter of intent, agreement in principle or definitive agreement for a Business Combination prior to 16 months from the date of the Offering, the Company’s board will, prior to such date, convene, adopt and recommend to their stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. If, however, a letter of intent, agreement in principle or definitive agreement for a Business Combination has been executed prior to 18 months from the date of the Offering, the Company will abandon their plan of dissolution and distribution and seek the consummation of that Business Combination. If a proxy statement seeking the approval of the Company’s stockholders for that business combination has not been filed prior to 22 months from the date of the Offering, the Company’s board will, prior to such date, convene, adopt and recommend to their stockholders a plan of dissolution and distribution and on such date file a proxy statement with the SEC seeking stockholder approval for such plan. In the event there is no Business Combination within the 18 and 24-month deadlines

Millennium India Acquisition Company Inc.

Notes to Financial Statements

(the “Target Business Combination Period”), the Company will dissolve and distribute to its Public Stockholders, in proportion to their respective equity interests, the amount held in the Trust Account, and any remaining net assets, after the distribution of the Trust Account. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering. Pursuant to letter agreements with the Company and the representative of the underwriter (the “Representative”) in the Offering and the private placement offering, the Initial Stockholders will have waived their right to receive distributions with respect to their existing shares in the event of the Company’s liquidation.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may exercise their Conversion Right and their common shares would be cancelled and returned to the status of authorized but unissued shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

NOTE 2—OFFERING

In the Offering, effective July 19, 2006 (closed on July 25, 2006), the Company sold to the public 7,250,000 Units (the “Units”) at a price of $8.00 per Unit. Proceeds from the Offering, totaled approximately $52.9 million, which was net of approximately $3.5 million in underwriting and other Offering expenses paid in cash at the closing and approximately $1.6 million in deferred underwriting fees (see Note 6). Each Unit consists of one share of the Company’s common stock and one warrant (a “Public Warrant”) (see Note 8).

The Company also sold to certain of the Representative for an aggregate of $100, an option (the “Underwriter’s Purchase Option” or “UPO”) to purchase up to a total of 500,000 additional Units (see Note 8).

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents—Cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Loss Per Share—Net loss per share is computed based on the weighted average number of shares of common stock outstanding.

Basic earnings (loss) per share is computed by dividing income (loss) by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of the assumed exercise of 9,500,000 of outstanding warrants to purchase common stock and the outstanding UPO to purchase 500,000 Units is anti-dilutive, they have been excluded from the Company’s computation of fully diluted net loss per share. Therefore, basic and diluted loss per share were the same for the period from inception (March 15, 2006) to July 25, 20006.

Fair Value of Financial Instruments—The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 “Disclosure About Fair Value of Financial Instruments” approximate their carrying amounts presented in the balance sheet at July 25, 2006.

Millennium India Acquisition Company Inc.

Notes to Financial Statements

The Company accounts for derivative instruments, if any, in accordance with SFAS No. 133 “Accounting for Derivative instruments and Hedging Activities,” as amended, (“SFAS 133”) which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments imbedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value. Accounting for the changes in the fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of the relationships designated are based on the exposures hedged. Changes in the fair value of the derivative instruments which are not designated as hedges are recognized in earnings as other income (loss).

Use of Estimates—The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes—Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements—The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 4—NOTES PAYABLE TO STOCKHOLDERS

The Company issued an aggregate of $144,000 unsecured promissory notes to its founders during March through June 2006 (the “Notes”). The Notes were non-interest bearing and were payable on the earlier of September 30, 2006 or the consummation of the Offering. In conjunction with the close of the Offering on July 25, 2006, the Company repaid the Notes.

NOTE 5—INCOME TAXES

Significant components of the Company’s future deferred tax assets are as follows:

Tax effect of the operating loss carryforward	$26,356
Less valuation allowance	(26,356)

Total	$—

Management has recorded a full valuation allowance against its deferred tax assets because it does not believe it is more likely than not that sufficient taxable income will be generated during the carry-forward period to realize the deferred tax asset. Realization of the future tax benefits is dependent upon many factors, including the Company’s ability to generate taxable income within the loss carry-forward period, which runs through 2026.

Included on the Company’s statement of operations for the period March 15, 2006 to July 25, 2006 is a charge of $2,700,549 related to the sale of common stock which is non-deductible for income tax purposes and which accordingly has not been included in the Company’s operating loss carrforward as of July 25, 2006.

Millennium India Acquisition Company Inc.

Notes to Financial Statements

NOTE 6—COMMITMENTS

Administrative Fees

The Company is permitted to utilize up to $2,025,000 which includes $50,000 transferred to the Company at closing and $1,975,000 of the interest earned upon monies in the Trust Account for working capital purposes. The working capital will be used to pay for director and officer liability insurance premiums and general and administrative services, including office space, utilities and secretarial support, with the balance being held in reserve for other expenses, such as relocation of their full-time officers to India, due diligence, legal, accounting, and other fees and expenses for structuring and negotiating Business Combinations, and deposits, down payments and/or funding of “no shop” provisions in connection with business combinations as well as for reimbursement of any out-of-pocket expenses incurred by the Initial Stockholders in connection with activities undertaken on the Company’s behalf.

Underwriting Agreement

In connection with the Offering, the Company has entered into an underwriting agreement (the “Underwriting Agreement”) with the Representative in the Offering.

Pursuant to the Underwriting Agreement, the Company was obligated to the underwriters for certain fees and expenses related to the Offering, including an underwriting discount of $3,480,000. The Company and the Representative agreed that payment of $725,000, of the underwriting discount is deferred until consummation of the Business Combination. The Company also agreed to pay the Representative a non-accountable expense allowance of $870,000, or 1.50% of the gross proceeds of the Offering. The Company and the underwriters have agreed that payment of $832,500 of the non-accountable expense allowance will be deferred until consummation of the Business Combination. Accordingly a deferred underwriting fee comprised of the deferred portion of the underwriting discount and non-accountable expense allowance in aggregate $1,557,500 is included on the accompanying balance sheet at July 25, 2006.

In addition, in accordance with the terms of the Underwriting Agreement, the Company has engaged the Representative, on a non-exclusive basis, to act as its agent for the solicitation of the exercise of the Company’s Public Warrants. In consideration for solicitation services, the Company will pay the underwriters a commission equal to 6% of the exercise price for each Warrant exercised more than one year after the date of the Offering if the exercise is solicited by the underwriters.

NOTE 7—CAPITAL STOCK

During May 2006, the Company amended and restated its Certificate of Incorporation to authorize the issuance of an additional 10,000,000 shares of common stock for an aggregate authorization of 45,000,000 shares of common stock.

On June 5, 2006, the Company declared a stock dividend of 0.048951 shares for 1 share of common stock to stockholders of record on June 5, 2006. On June 16, 2006, the Company declared a reverse stock split of 0.708333 shares for 1 share of common stock to be effective on June 16, 2006 to stockholders of record on June 16, 2006. On July 6, 2006, the Company declared a stock dividend of 0.211865 shares for 1 share of common stock to stockholders of record on July 6, 2006. The accompanying financial statements and share amounts have been retroactively adjusted to include the impact of the stock dividends and the reverse stock split.

Preferred Stock

The Company is authorized to issue 5,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Common Stock

In March 2006, the Company’s Initial Stockholders purchased 1,753,496 post stock dividend and reverse stock split shares of the Company’s common stock for an aggregate $25,000.

During May 2006, certain of the Initial Stockholders purchased 371,504 post stock dividend and reverse stock split shares of the Company’s common stock for an aggregate $4,000. At the date of sale in May 2006, management determined the fair value of the Company’s common stock to be $7.28 per share. This determination of value was based on management’s evaluation of the value of common stock of similar

Millennium India Acquisition Company Inc.

Notes to Financial Statements

companies, which had recently completed an initial public offering whose common stock had begun separate trading from the warrants. As a result, the Company recorded a charge of $2,700,549 to the statement of operations for the difference between the fair market value of the common stock sold of $2,704,549 and the $4,000 price paid by the Initial Stockholders in May 2006. On July 5, 2006, this transaction was rescinded in its entirety by mutual agreement of the Company and the Initial Stockholders. At the date of rescission management re-evaluated the current fair value of the Company’s common stock and determined the fair value to be $7.28 per share as no events had occurred since the date of sale which would provide another indication of value and the Company’s circumstances were substantially the same as in May 2006. Accordingly, on July 5, 2006 the Company recorded the $2,704,549 value of the shares rescinded and reacquired to treasury stock and a $2,700,549 credit to additional paid-in capital based on the difference between fair market value of the common stock rescinded and the $4,000 price paid by the Company for such shares. Upon receipt, such shares were then immediately cancelled by the Company which resulted in the retirement of the treasury stock and a corresponding charge to additional paid-in capital and common stock.

On July 20, 2006, certain Initial Stockholders returned an aggregate of 312,500 shares of the Company’s common stock to the Company for cancellation. At the date of return and cancellation, management re-evaluated the current fair value of the Company’s common stock and determined the fair value to be $7.28 per share as no events had occurred which would provide another indication of value and the Company’s circumstances were substantially the same as on July 5, 2006 when the Company performed its last valuation. Accordingly, on July 20, 2006, the Company recorded the $2,275,000 value of the shares contributed to treasury stock and a $2,275,000 corresponding credit to additional paid-in capital. Upon receipt, such shares were then immediately cancelled by the Company which resulted in the retirement of the treasury stock and a corresponding charge to additional paid-in capital and common stock.

NOTE 8—WARRANTS AND OPTION TO PURCHASE COMMON STOCK

Public Warrants

Each Public Warrant sold in the Offering is exercisable for one share of common stock. Except as set forth below, the Public Warrants entitle the holder to purchase shares at $6.00 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) July 19, 2007 and ending July 18, 2010. The Company has the ability to redeem the Public Warrants with the prior consent of the Representative, in whole or in part, at a price of $.01 per Public Warrant at any time after the Public Warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption.

Private Warrants

On June 27, 2006, the Company sold to certain of the Initial Stockholders and other accredited investors 2,250,000 warrants (“Private Warrants”), for an aggregate purchase price of $2,250,000. All of the proceeds received from these purchases have been placed in the Trust Account. The Private Warrants are identical to the Public Warrants in the Offering except that they may be exercised on a cashless basis and the Private Warrants cannot be sold or transferred until after the consummation of a Business Combination. Additionally, such individuals will waive their right to receive distributions in the event of the Company’s liquidation prior to a Business Combination with respect to the shares of common stock underlying such Private Warrants. Based on certain circumstances in this transaction, the Private Warrant holders may have the right to rescind their purchases, which would require the Company to refund up to an aggregate of the purchase price paid for the Private Warrants. Due to the uncertainty related to the rescission rights regarding the Private Warrants, the Company has recorded the proceeds received from the purchase of Private Warrants in the private placement as temporary equity, outside of stockholders’ equity.

As the proceeds from the exercise of the Public Warrants and Private Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

Millennium India Acquisition Company Inc.

Notes to Financial Statements

Underwriter Purchase Option

Upon closing of the Offering, the Company sold and issued an option (“UPO”) for $100 to the Representative to purchase up to 500,000 Units at an exercise price of $10.80 per Unit. The Units underlying the UPO will be exercisable in whole or in part, solely at the Representative’s discretion, commencing on the consummation of a Business Combination and expiring on the five-year anniversary of the Offering. The Company has accounted for the fair value of the UPO, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity with an equivalent increase in additional paid-in capital. The fair value of the 500,000 Units underlying the UPO was approximately $1,535,000 ($3.07 per Unit) at the date of sale and issuance, which was determined by the Company using a Black-Scholes option-pricing model. The fair value of the UPO has been estimated using the following assumptions: (1) expected volatility of 46.702%, (2) risk-free interest rate of 5.10% and (3) contractual life of 5 years. The expected volatility of approximately 46% was estimated by management based on an evaluation of the historical volatilities of similar public entities which had completed a transaction with an operating company. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the UPO and the underlying Warrants and the market price of the Units and underlying securities) to exercise the UPO without the payment of any cash. Each of Units included in the UPO are identical to the Units to be sold in the Offering, except that the exercise price of the Units will be $10.80 per Unit.

Registration Rights - Warrants and UPO

In accordance with the Warrant Agreement related to the Public Warrants and the Registration Rights Agreement associated with the Private Warrants (Collectively the Public Warrants and Private Warrants are the “Warrants”), the Company is only required to use its best efforts to register the Warrants and the shares of Common Stock issuable upon exercise of the Warrants and once effective to use its best efforts to maintain the effectiveness of such registration statement. The Company is not obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration statement is not effective at the time of exercise, the holder of such Warrants shall not be entitled to exercise. However, with regards to the Private Warrants, the Company may satisfy its obligation by delivering unregistered shares of common stock. In no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle a Warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. The holders of Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock.

The Company is only required to use its best efforts to register the UPO and the warrants underlying the UPO and once effective to use its best efforts to maintain the effectiveness of such registration statement. The Company has no obligation to net cash settle the exercise of the UPO or the warrants underlying the UPO. The holder of the UPO is not entitled to exercise the UPO or the warrants underlying the UPO unless a registration statement covering the securities underlying the UPO is effective or an exemption from registration is available. If the holder is unable to exercise the UPO or underlying warrants, the UPO or warrants, as applicable, will expire worthless.